                                                                    Exhibit 5(B)

                      MERRILL LYNCH LARGE CAP GROWTH FUND
                                      OF
                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                CLASS B SHARES
                            DISTRIBUTION AGREEMENT



     AGREEMENT made as of the _____ of _______, between MERRILL LYNCH LARGE CAP SERIES FUNDS, INC., a Maryland corporation (the "Corporation"), on behalf of its series Merrill Lynch Large Cap Growth Fund (the "Fund"), and PRINCETON FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H :
                              -------------------

     WHEREAS, the Directors of the Corporation (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares of common stock, par value $0.10 per share; and

     WHEREAS, the Directors have established and designated the Fund as a series of the Corporation, offering separate classes of shares of common stock, as described above; and

     WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company and it is affirmatively in the interest of the Fund to offer its shares for sale continuously; and

     WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

     WHEREAS, the Corporation and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Class B shares of common stock of the Fund.

     NOW, THEREFORE, the parties agree as follows:

     Section 1. Appointment of the Distributor. The Corporation hereby appoints the Distributor as the principal underwriter and distributor of the Corporation to sell Class B shares of common stock of the Fund (sometimes herein referred to as "Class B shares") to the public and hereby agrees during the term of this Agreement to sell shares of the Fund to the Distributor upon the terms and conditions herein set forth.

     Section 2. Exclusive Nature of Duties. The Distributor shall be the exclusive representative of the Corporation to act as principal underwriter and distributor of Class B shares of the Fund, except that:

     (a) The Corporation may, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of Class B shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell Class B shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

     (b) The exclusive right granted to the Distributor to purchase Class B shares from the Corporation shall not apply to Class B shares of the Fund issued in connection with the merger or consolidation of any other investment company or personal holding company with the Corporation or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding Class B shares of any such company by the Corporation.

     (c) Such exclusive right also shall not apply to Class B shares issued by the Fund pursuant to reinvestment of dividends or capital gains distributions.

     (d) Such exclusive right also shall not apply to Class B shares issued by the Fund pursuant to any conversion, exchange or reinstatement privilege afforded redeeming shareholders or to any other Class B shares as shall be agreed between the Corporation and the Distributor from time to time.

     Section 3. Purchase of Class B Shares from the Corporation.
                -----------------------------------------------
     (a) During the continuous offering of Class B shares of the Fund, the Distributor shall have the right to buy from the Corporation the Class B shares needed, but not more than the Class B shares needed (except for clerical errors in transmission) to fill unconditional orders for Class B shares of the Fund placed with the Distributor by eligible investors or securities dealers. Investors eligible to purchase Class B shares shall be those persons so identified in the currently effective prospectus and statement of additional information relating to the Fund (the "prospectus" and "statement of additional information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to such Class B shares. The price which the Distributor shall pay for the Class B shares so purchased from the Corporation shall be the net asset value, determined as set forth in Section 3(c) hereof.

     (b) The Class B shares are to be resold by the Distributor to investors at net asset value, as set forth in Section 3(c) hereof, or to securities dealers having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

     (c) The net asset value of Class B shares of the Fund shall be determined by the Corporation or any agent of the Corporation in accordance with the method set forth in the prospectus and statement of additional information and guidelines established by the Board of Directors.

     (d) The Corporation shall have the right to suspend the sale of the Class B shares at times when redemption is suspended pursuant to the conditions set forth in Section 4(b) hereof. The Corporation shall also have the right to suspend the sale of the Class B shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event, which, in the judgment of the Corporation, makes it impracticable or inadvisable to sell the Class B shares.

     (e) The Corporation, or any agent of the Corporation designated in writing by the Corporation, shall be promptly advised of all purchase orders for Class B shares received by the Distributor. Any order may be rejected by the Corporation; provided, however, that the Corporation will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Class B shares. The Corporation (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Corporation (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Class B shares pursuant to the instructions of the Distributor. Payment shall be made to the Corporation by wire transfer of immediately available funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Corporation (or its agent).

     Section 4. Repurchase or Redemption of Class B Shares by the Corporation.
                -------------------------------------------------------------
     (a) Any of the outstanding Class B shares may be tendered for redemption at any time, and the Corporation agrees to repurchase or redeem the Class B shares so tendered in accordance with its obligations as set forth in Article VI of its Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information. The price to be paid to redeem or repurchase the Class B shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(c) hereof, less any contingent deferred sales charge ("CDSC"), redemption fee(s) or other charge(s), if any, set forth in the prospectus and statement of additional information relating to the Fund. All payments by the Corporation hereunder shall be made in the manner set forth below.

     The Corporation shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of shares shall be paid by the Corporation as follows: (i) any applicable CDSC shall be paid to the Distributor, and (ii) the balance shall be paid to or for the account of the shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.

     (b) Redemption of Class B shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is closed, when trading on said Exchange is suspended, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of the Fund, or during any other period when the Securities and Exchange Commission, by order, so permits.

     Section 5. Duties of the Corporation.
                -------------------------

     (a) The Corporation shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Class B shares of the Fund, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Corporation by independent public accountants. The Corporation shall make available to the Distributor such number of copies of its prospectus and statement of additional information relating to the Fund as the Distributor shall reasonably request.

     (b) The Corporation shall take, from time to time, but subject to the necessary approval of the shareholders, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act to the end that there will be available for sale such number of Class B shares as the Distributor reasonably may be expected to sell.

     (c) The Corporation shall use its best efforts to qualify and maintain the qualification of an appropriate number of Class B shares for sale under the securities laws of such states as the Distributor and the Corporation may approve. Any such qualification may be withheld, terminated or withdrawn by the Corporation at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Corporation. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Corporation in connection with such qualification.

     (d) The Corporation will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports relating to the Fund.

     Section 6. Duties of the Distributor.
                -------------------------

     (a) The Distributor shall devote reasonable time and effort to effect sales of Class B shares of the Fund, but shall not be obligated to sell any specific number of shares. The services of the Distributor to the Corporation hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

     (b) In selling the Class B shares of the Fund, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer, as defined in Section 7 hereof, nor any other person is authorized by the Corporation to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Corporation.

     (c) The Distributor shall adopt and follow procedures, as approved by the officers of the Corporation, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

     Section 7. Selected Dealers Agreements.
                ---------------------------

     (a) The Distributor shall have the right to enter into selected dealers agreements with securities dealers of its choice ("selected dealers") for the sale of Class B shares; provided, that the Corporation shall approve the forms of agreements with dealers. Class B shares sold to selected dealers shall be for resale by such dealers only at net asset value determined as set forth in
Section 3(c) hereof. The initial form of agreement with selected dealers to be used in the continuous offering of the shares is attached hereto as Exhibit A.

     (b) Within the United States, the Distributor shall offer and sell Class B shares only to such selected dealers that are members in good standing of the NASD.

     Section 8. Payment of Expenses.
                -------------------

     (a) The Corporation shall bear all costs and expenses of the Fund, including fees and disbursements of counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to Class B shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

     (b) The Distributor shall be responsible for any payments made to selected dealers as reimbursement for their expenses associated with payments of sales commissions to financial consultants. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Class B shares to selected dealers or investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the Class B shares for sale to the public and any expenses of advertising incurred by the Distributor in connection with such offering. It is understood and agreed that, so long as the Corporation's Class B Shares Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act remains in effect, any expenses incurred by the Distributor hereunder may be paid from amounts recovered by it from the Corporation under such Plan.

     (c) The Corporation shall bear the cost and expenses of qualification of the Class B shares for sale pursuant to this Agreement, and, if necessary or advisable in connection therewith, of qualifying the Corporation as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Corporation and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Corporation decides to discontinue such qualification pursuant to Section 5(c) hereof.

     Section 9. Indemnification.
                ---------------
     (a) The Corporation shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Class B shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information relating to the Fund, as from time to time amended and supplemented, or an annual or interim report to Class B shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Corporation in connection therewith by or on behalf of the Distributor; provided, however, that in no case
(i) is the indemnity of the Corporation in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Corporation or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Corporation to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Corporation in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Corporation of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Corporation will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Corporation elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Corporation does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Corporation shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Class B shares.

     (b) The Distributor shall indemnify and hold harmless the Corporation and each of its Directors and officers and each person, if any, who controls the Corporation against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Corporation in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Corporation or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Corporation, and the Corporation and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

     Section 10. Fee-Based Programs Offered by the Corporation's Investment
                 ----------------------------------------------------------
Adviser or Its Affiliates. In connection with certain fee-based programs offered
-------------------------
by the Corporation's investment adviser or its affiliates, the Distributor and its affiliates are authorized to offer and sell shares of the Fund, as agent for the Corporation, to participants in such programs. The terms of this Agreement shall apply to such sales, including terms as to the offering price of shares, the proceeds to be paid to the Corporation, the duties of the Distributor, the payment of expenses and indemnification obligations of the Corporation and the Distributor.

     Section 11. Duration and Termination of this Agreement. This Agreement
                 ------------------------------------------
shall become effective as of the date first above written and shall remain in force until _______, ____, and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Directors, or by the vote of a majority of the outstanding Class B voting securities of the Fund, and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding Class B voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

     The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

     Section 12. Amendments of this Agreement. This Agreement may be amended by
                 ----------------------------
the parties only if such amendment is specifically approved by (i) the Directors, or by the vote of a majority of outstanding Class B voting securities of the Fund, and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     Section 13. Governing Law. The provisions of this Agreement shall be
                 -------------
construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                    MERRILL LYNCH LARGE CAP SERIES FUNDS, INC., on behalf of its series, Merrill Lynch Large Cap Growth Fund

                    By ____________________________________
                         Name:
                         Title:

                    PRINCETON FUNDS DISTRIBUTOR, INC.

                    By ____________________________________
                         Name:
                         Title:

                                                                       EXHIBIT A

                      MERRILL LYNCH LARGE CAP GROWTH FUND
                                      OF
                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                        CLASS B SHARES OF COMMON STOCK

                          SELECTED DEALERS AGREEMENT
                          --------------------------



Ladies and Gentlemen:

     Princeton Funds Distributor (the "Distributor"), has an agreement with Merrill Lynch Large Cap Series Funds, Inc., a Maryland corporation (the "Corporation"), on behalf of its series, Merrill Lynch Large Cap Growth Fund, Inc., (the "Fund") pursuant to which it acts as the distributor for the sale of Class B shares of common stock, par value $0.10 per share (herein referred to as "Class B shares"), of the Fund and as such has the right to distribute Class B shares of the Fund for resale. The Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended, and its Class B shares being offered to the public are registered under the Securities Act of 1933, as amended (the "Securities Act"). You have received a copy of the Class B Shares Distribution Agreement (the "Distribution Agreement") between ourselves and the Corporation, on behalf of the Fund, and reference is made herein to certain provisions of such Distribution Agreement. The terms "prospectus" and "statement of additional information" used herein refer to the prospectus and statement of additional information, respectively, on file with the Securities and Exchange Commission (the "Commission") which is part of the most recent effective registration statement pursuant to the Securities Act. We offer to sell to you, as a member of the Selected Dealers Group, Class B shares of the Fund upon the following terms and conditions:

     1. In all sales of these Class B shares to the public, you shall act as dealer for your own account and in no transaction shall you have any authority to act as agent for the Corporation, for us or for any other member of the Selected Dealers Group, except in connection with such special programs as we from time to time agree, in which case you shall have authority to offer and sell shares, as agent for the Corporation or the Fund, to participants in such programs.

     2. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the current prospectus and statement of additional information relating to the Fund, subject in each case to the delivery prior to or at the time of such sales to the then current prospectus. The procedure relating to the handling of orders shall be subject to
Section 4 hereof and instructions which we or the Corporation shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the current prospectus and statement of additional information relating to the

Fund and no order for less than such amounts will be accepted unless such purchase shall be expressly approved by the Corporation in accordance with the then current prospectus relating to the Fund. No conditional order will be accepted on any basis other than a definite price.

     3. As an authorized agent to sell shares of the Fund, you agree to purchase shares of the Fund only through us or from your customers. You shall not place orders for any of the Class B shares except for your own investment purposes or unless you have already received purchase orders for such Class B shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. You agree that you will not offer or sell any of the Class B shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Class B shares you will furnish to each person to whom any such sale or offer is made a copy of the prospectus and, if requested, the statement of additional information (as then amended or supplemented) and will not furnish to any person any information relating to the Class B shares of the Fund, which is inconsistent in any respect with the information contained in the prospectus and statement of additional information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Corporation.

     4. As a selected dealer, you are hereby authorized (i) to place orders directly with the Corporation for Class B shares of the Fund to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in Section 3 of the Distribution Agreement and (ii) to tender Class B shares directly to the Corporation or its agent for redemption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement.

     5. You agree to place orders received from your customers as soon as practicable after your receipt of such orders. You further agree that you shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, e.g., by a change in the "net asset
                                          ----
value" from that used in determining the offering price to your customers.

     6. Settlement shall be made promptly, but in no case later than the time customary for such payments after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or at our option to resell the shares to the Corporation at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to the Corporation or to us from your failure to make payment as aforesaid.

     7. No person is authorized to make any representations concerning Class B shares of the Fund except those contained in the current prospectus and statement of additional information relating to the Fund and in such printed information subsequently issued by us or the Corporation as information supplemental to such prospectus and statement of additional information. In purchasing Class B shares through us you shall rely solely on the representations contained in the prospectus and statement of additional information and supplemental information above mentioned. Any printed information which we furnish you other than the prospectus, statement of additional information, periodic reports and proxy solicitation material relating to the Fund is our sole responsibility and not the responsibility of the Corporation with respect to the Fund, and you agree that the Corporation shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

     8. You agree to deliver to each of the purchasers making purchases from you a copy of the then current prospectus and, if requested, the statement of additional information at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials relating to the Fund. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the prospectus and statement of additional information, annual or interim reports and proxy solicitation materials relating to the Fund will be supplied to you in reasonable quantities upon request.

     9. All sales will be subject to receipt of shares by us from the Corporation. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Class B shares entirely or to certain persons or entities in a class or classes specified by us. Each party hereto has the right to cancel this Agreement upon notice to the other party.

     10. We, our affiliates, the Corporation (and its officers and directors), and the Trust (and its officers and trustees) shall not be liable for any loss, expenses, damages, costs or other claims arising out of any redemption or exchange pursuant to telephone instructions from any person, or our refusal to execute such instructions for any reason.

     11. You and we understand and agree that you are solely responsible for the recommendation by your sales personnel to your customers of the purchase or sale of Class B shares of the Fund and the suitability of such purchase or sale for the customer involved.

     12. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act, or of the rules and regulations of the Commission issued thereunder.

     13. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, are qualified to act as a broker or dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and you agree that you will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of the NASD, and that you will not offer or sell shares of the Fund in any state or jurisdiction where they may not lawfully be offered and/or sold.

     If you are offering and selling shares of the Fund in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the NASD, as set forth above, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Conduct Rules of the NASD. You agree to indemnify and hold the Corporation, its investment adviser, and us harmless from loss or damage resulting from any failure on your part to comply with applicable laws.

     14. Upon application to us, we will inform you as to the states in which we believe the Class B shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Class B shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the Class B shares, if necessary.

     15. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

     16. You agree to maintain records of all sales of shares made through you and to furnish us with copies of each record on request.

     17. You and we understand that, except as expressly provided in this Agreement, in no transaction will you have any authority to take any action or make any representation binding upon the Corporation, us or any other member of the Selected Dealers Group.

     18. This Agreement may be amended by us from time to time by the following procedure. We will mail a copy of the amendment to you at your address as specified below. If you do not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of the Agreement. Your objection must be in writing and be received by us within such fifteen days.

     19. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law.

     20. Your first order placed pursuant to this Agreement for the purchase of Class B shares of the Fund will represent your acceptance of this Agreement.

                       PRINCETON FUNDS DISTRIBUTOR, INC.


                       By ____________________________________
                               (Authorized Signature)

Please return one signed copy
     of this agreement to:

     PRINCETON FUNDS DISTRIBUTOR, INC.
     P.O. Box 9081
     Princeton, New Jersey 08543-9081

     Accepted:

          Firm Name: ____________________________________

          By: ___________________________________________

          Address: ______________________________________

          _______________________________________________

          Date: _________________________________________